CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of John Hancock Variable Insurance Trust of our reports dated February 24, 2025, relating to the financial statements and financial highlights, of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in John Hancock Variable Insurance Trust’s Certified Shareholder Report on Form N-CSR for the year ended December 31, 2024. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Policy Regarding Disclosure of Portfolio Holdings” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 15, 2025

Appendix A

Fund Name	Fund Name
John Hancock 500 Index Trust	John Hancock Lifestyle Growth Portfolio
John Hancock Active Bond Trust	John Hancock Lifestyle Moderate Portfolio
John Hancock American Asset Allocation Trust	John Hancock Managed Volatility Balanced Portfolio
John Hancock American Global Growth Trust	John Hancock Managed Volatility Conservative Portfolio
John Hancock American Growth Trust	John Hancock Managed Volatility Growth Portfolio
John Hancock American Growth–Income Trust	John Hancock Managed Volatility Moderate Portfolio
John Hancock American International Trust	John Hancock Mid Cap Growth Trust
John Hancock Blue Chip Growth Trust	John Hancock Mid Cap Index Trust
John Hancock Capital Appreciation Trust	John Hancock Mid Value Trust
John Hancock Capital Appreciation Value Trust	John Hancock Money Market Trust
John Hancock Core Bond Trust	John Hancock Opportunistic Fixed Income Trust
John Hancock Disciplined Value International Trust	John Hancock Real Estate Securities Trust
John Hancock Disciplined Value Emerging Markets Equity Trust (formerly Emerging Markets Value Trust)

John Hancock Science & Technology Trust

John Hancock Select Bond Trust

John Hancock Short Term Government Income Trust

John Hancock Small Cap Index Trust

John Hancock Small Cap Opportunities Trust

John Hancock Small Cap Stock Trust

John Hancock Small Cap Core Trust (formerly Small Cap Value Trust)

John Hancock Small Company Value Trust

John Hancock Strategic Equity Allocation Trust

John Hancock Strategic Income Opportunities Trust

John Hancock Total Bond Market Trust

John Hancock Total Stock Market Index Trust

John Hancock Ultra Short Term Bond Trust

John Hancock Equity Income Trust
John Hancock Financial Industries Trust
John Hancock Fundamental All Cap Core Trust
John Hancock Fundamental Large Cap Value Trust
John Hancock Global Equity Trust
John Hancock Health Sciences Trust
John Hancock High Yield Trust
John Hancock International Equity Index Trust
John Hancock International Small Company Trust
John Hancock Investment Quality Bond Trust
John Hancock Lifestyle Balanced Portfolio
John Hancock Lifestyle Conservative Portfolio

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